EXHIBIT 23(H)(XVII) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K

Huntington Situs Small Cap Fund and Huntington VA Situs Small Cap Fund changed their names to Huntington Situs Fund and Huntington VA Situs Fund - 1/24/08

                                   EXHIBIT A
                                       TO
        the FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                                    between
             THE HUNTINGTON NATIONAL BANK and THE HUNTINGTON FUNDS
                   Amended and Restated as of August 31, 2007


                        Huntington Dividend Capture Fund
                    Huntington Fixed Income Securities Fund
                             Huntington Growth Fund
                         Huntington Income Equity Fund
                 Huntington Intermediate Government Income Fund
                      Huntington International Equity Fund
                           Huntington Macro 100 Fund
                       Huntington Michigan Tax-Free Fund
                        Huntington Mid Corp America Fund
                          Huntington Money Market Fund
                      Huntington Mortgage Securities Fund
                          Huntington New Economy Fund
                  Huntington Ohio Municipal Money Market Fund
                         Huntington Ohio Tax-Free Fund
                        Huntington Real Strategies Fund
                        Huntington Rotating Markets Fund
           Huntington Short-Intermediate Fixed Income Securities Fund
                        Huntington Situs Small Cap Fund
                     Huntington Tax-Free Money Market Fund
                   Huntington U.S. Treasury Money Market Fund
                           Huntington VA Growth Fund
                        Huntington VA Income Equity Fund
                      Huntington VA Dividend Capture Fund
                    Huntington VA International Equity Fund
                          Huntington VA Macro 100 Fund
                      Huntington VA Mid Corp America Fund
                     Huntington VA Mortgage Securities Fund
                         Huntington VA New Economy Fund
                       Huntington VA Real Strategies Fund
                      Huntington VA Rotating Markets Fund
                       Huntington VA Situs Small Cap Fund

For the services provided pursuant to this Agreement, the Funds agree to pay and Huntington agrees to accept as full compensation for its services rendered hereunder 4.25 basis points on average daily net assets of the Funds, subject to a minimum annual fee of $9,000 for each additional class of Shares of any Portfolio with more than one class of shares.

This Exhibit A, amended and restated as of August 31, 2007, is hereby incorporated and made part of the Financial Administration and Accounting Services Agreement, dated December 1, 2001 by and between the parties named below (the "Agreement"), and replaces any and all prior versions of Exhibit A to the Agreement.

Witness the due execution hereof this 11th day of September, 2007.


THE HUNTINGTON NATIONAL BANK         THE HUNTINGTON FUNDS


By:  /s/ B. Randolph Bateman         By:  /s/ George M. Polatas
Name:  B. Randolph Bateman           Name:  George M. Polatas
Title:  President                    Title:  Vice President